UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2026

Hennessy Capital Investment Corp. VII

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-42479	99-4813262
(Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US Hwy 50, Suite 207 Zephyr Cove, NV	89448
(Address of principal executive offices)	(Zip Code)

(775) 339-1671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A ordinary shares, par value $0.0001 per share	HVII	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-twelfth (1/12) of one Class A ordinary share	HVIIR	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one right	HVIIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, October 22, 2025, Hennessy Capital Investment Corp. VII, a Cayman Islands exempted company with limited liability (“HVII”), Solis Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of HVII, and ONE Nuclear Energy LLC, a Delaware limited liability company (“ONE Nuclear”), entered into the Business Combination Agreement (as may be amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which the parties thereto will enter into a business combination transaction (the “Business Combination”). Pursuant to the Business Combination Agreement, ONE Nuclear will become a direct wholly-owned subsidiary of HVII upon the completion of the Business Combination.

On August 5, 2026, HVII and ONE Nuclear issued a joint press release announcing the effectiveness of the registration statement on Form S-4 (File No. 333-292440) (as amended, the “Registration Statement”), filed by HVII and co-registrant ONE Nuclear in connection with the Business Combination, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 3, 2026.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release, dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY CAPITAL INVESTMENT CORP. VII

By:	/s/ Nicholas Geeza
Name:	Nicholas Geeza
Title:	Chief Financial Officer

Dated: August 5, 2026

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